FOR IMMEDIATE RELEASE
	CONTACT:	Elizabeth Schroeder
Chief Financial Officer
TUESDAY MORNING CORPORATION
972/934-7299

Laurey Peat
LAUREY PEAT + ASSOCIATES
214-871-8787

TUESDAY MORNING CORPORATION
ANNOUNCES SECOND QUARTER 2007 SALES

DALLAS, TX — July 12, 2007 — Tuesday Morning Corporation (NASDAQ: TUES) today reported net sales for the second quarter ended June 30, 2007 were $219.4 million, up 5.6% from second quarter 2006 sales of $207.7 million.  For the six-month, year end period ended June 30, 2007 net sales were $408.5 million, up 3.3% from 2006 same period sales of $395.4 million.  Comparable store sales increased 0.1% for the second quarter and decreased 2.5% for the six-month, year end period ended June 30, 2007.

Based on the second quarter sales results, the Company currently expects diluted earnings per share for the second quarter to be in the range of $0.04 to $0.06.  Diluted earnings per share last year were $0.07 for the second quarter of 2006.

Kathleen Mason, President and Chief Executive Officer, stated, “Our second quarter comp store sales results were firmly within our expectations and we are pleased with the improvement in the quarter.  Earnings expectations for the quarter are just below plan as a result of a slightly higher cost related to energy.  Nonetheless, these results continue to demonstrate our ability to generate positive operating income and earnings per share in what continues to be a challenging operating environment.”

Tuesday Morning Corporation management will review second quarter and six-month, year end financial results in a teleconference call on August 28, 2007 at 10:00 a.m. Eastern Time. The Company will release second quarter and year end results prior to the call.

About Tuesday Morning

Tuesday Morning is the leading closeout retailer of upscale, decorative home accessories, house wares and famous-maker gifts in the United States. The Company opened its first store in 1974 and currently operates 810 stores in 47 states during periodic “sale events.” Tuesday Morning is nationally known for bringing its more than 8.0 million loyal customers a treasure hunt of high-end, first quality, brand name merchandise at prices 50% to 80% below department and specialty stores and catalogues.

This press release contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, estimates and projections.  Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend” and similar words, although some forward-looking statements are expressed differently.  You should carefully consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our future results of operations, our future financial positions, and our business outlook or state other “forward-looking” information.

Reference is hereby made to “Item 1A.  Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements.  These risks, uncertainties and events also include, but are not limited to, the following:  uncertainties regarding our ability to open stores in new and existing markets and operate these stores on a profitable basis; conditions affecting consumer spending; inclement weather; changes in our merchandise mix; timing and type of sales events, promotional activities and other advertising; increased or new competition; loss or departure of one or more members of our senior management, as well as experienced buying and management personnel; an increase in the cost or a disruption in the flow of our products; seasonal and quarterly fluctuations; fluctuations in our comparable store results; our ability to operate information systems and implement new technologies effectively; our ability to generate strong cash flows from our operations; our ability to maintain internal control over financial reporting; and our ability to anticipate and respond in a timely manner to changing consumer demands and preferences.  The forward-looking statements made in this press release relate only to events as of the date on which the statements were made.  We undertake no obligations to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

# # #